UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 30, 2013, M-tron Industries, Inc. ("Mtron") and Piezo Technology Inc. ("Piezo", and together with Mtron, "MtronPTI"), each a wholly owned subsidiary of The LGL Group, Inc. (the "Company"), entered into a Second Renewal Revolving Promissory Note, dated as of June 30, 2013 (the "Second Renewal Revolving Promissory Note"), for the benefit of JPMorgan Chase Bank, N.A. (the "Bank").  A copy of the Second Renewal Revolving Promissory Note is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The Second Renewal Revolving Promissory Note provides for the extension of the maturity date of the Company's $1,500,000 revolving line of credit with the Bank (to be used solely for working capital needs) under the Company's Master Loan Agreement with the Bank dated June 30, 2011, as amended (the "Loan Agreement"), to June 30, 2014, and provides for up to three 12-month renewal terms upon written request by MtronPTI and approval by the Bank.  As previously disclosed, all outstanding obligations of MtronPTI under the Loan Agreement are collateralized by a first priority security interest in all of the assets of MtronPTI, excluding real property.
The foregoing description of the Second Renewal Revolving Promissory Note is not complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith and incorporated herein by reference.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
10.1	Second Renewal Revolving Promissory Note, dated June 30, 2013, made by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of JPMorgan Chase Bank, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2013	THE LGL GROUP, INC.

	By:	/s/ James L. Williams
		Name:	James L. Williams
		Title:	Corporate Controller

EXHIBIT INDEX
Exhibit No.	Description
10.1	Second Renewal Revolving Promissory Note, dated June 30, 2013, made by M-tron Industries, Inc. and Piezo Technology, Inc. for the benefit of JPMorgan Chase Bank, N.A.